Exhibit 10.10

FINAL VERSION

BLUE MOUNTAIN MIDSTREAM LLC

2018 OMNIBUS INCENTIVE PLAN

Article I
PURPOSE

The purpose of this Blue Mountain Midstream LLC 2018 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its unitholders by enabling the Company to offer Eligible Individuals cash and unit‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s unitholders.  The Plan is effective as of the date set forth in Article XV.

Article II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1“Affiliate” means each of the following:  (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, units, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, units, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Units subject to any Option constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise do not subject the Option to Section 409A of the Code.

2.2“Award” means any award under the Plan of any Option, Restricted Unit Award, Performance Award, Other Unit-Based Award or Other Cash-Based Award.  All Awards shall be granted by, confirmed by, and subject to the terms of, a written Award Agreement executed by the Company and the Participant.

2.3“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4“Board” means the Board of Managers of the Company.

2.5“Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following:  (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s: (i) conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Company or its direct or indirect Subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (ii) repeated intoxication by alcohol or drugs during the performance of his or her duties; (iii) willful and intentional misuse of any of the funds of the Company or its direct or indirect Subsidiaries; (iv) embezzlement; (v) willful and material misrepresentations or concealments on any written reports submitted to any of the Company or its direct or indirect Subsidiaries; or (vi) conduct constituting a material breach of the Company’s then current Code of Business Conduct and Ethics, and any other written policy referenced therein; provided that, in each case, the Participant knew or should have known such conduct to be a breach; provided, further, that determination of whether one or more of the elements of “Cause” has been met under the Plan shall be in the reasonable discretion of (x) the Board for Eligible Employees with the title of Senior Vice President and above and (y) the Committee for all other Participants; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a Change in Control, such definition of “cause” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter.

2.6“Change in Control” has the meaning set forth in Section 10.2.

2.7“Change in Control Price” has the meaning set forth in Section 10.1.

2.8“Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation and other official guidance and regulations promulgated thereunder.

2.9“Committee” means any committee of the Board duly authorized by the Board to administer the Plan.  If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.10“Company” means Blue Mountain Midstream LLC, a Delaware limited liability company, and its successors by operation of law.

2.11“Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.12“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, the following:  (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define

“disability” (or words of like import)), a permanent and total disability as defined in Section 22(e)(3) of the Code; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “disability” (or words of like import), “disability” as defined under such agreement. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13“Effective Date” means the effective date of the Plan as defined in Article XV.

2.14“Eligible Employees” means each employee of the Company or an Affiliate.

2.15“Eligible Individual” means an Eligible Employee or a Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to all of the terms and the conditions set forth herein, including those set forth in Section 4.1.

2.16“Exchange Act” means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.17“Fair Market Value” means, for purposes of the Plan, as of any date: (a) with respect to any security (including the Units) that is traded, listed or otherwise reported or quoted on a national securities exchange, the last sales price reported for such security on the applicable date on the principal national securities exchange in the United States on which it is then traded, listed or otherwise reported or quoted; or (b) (i) with respect to any security (including the Units) that is not traded, listed or otherwise reported or quoted on a national securities exchange, or (ii) with respect to any property that is not a security, the Committee shall determine in good faith the price at which the applicable security or other property would be sold by a willing buyer to a willing seller, neither acting under compulsion, taking into account the requirements of Section 409A of the Code and any other applicable laws, rules or regulations and without applying any discounts for minority interest, illiquidity or other similar factors.  For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.18“Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8 of the United States Securities and Exchange Commission.

2.19“Good Reason” means, unless otherwise determined by the Committee in the applicable Award Agreement, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words of like import)), the occurrence, without the Participant’s written consent, of any of the following events: (i) a reduction in the Participant’s base salary; (ii) any material reduction in the Participant’s title, authority or responsibilities; or (iii) relocation of the Participant’s primary place of employment to a location more than fifty (50) miles from (x) the Company’s location, if the Participant is employed by the Company, or (y) the employing Affiliate’s location, if the Participant is employed by an Affiliate (with the employing entity, the “Employer”).  If Termination is by the Participant with Good Reason, the Participant will give the Participant’s Employer written notice, which will identify with reasonable specificity the grounds for the Participant’s resignation and provide the Participant’s Employer with thirty (30) days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A Termination will not be for Good Reason if the Participant’s Employer has cured the alleged grounds for resignation contained in the notice within thirty (30) days after receipt of such notice or if such notice is given by the Participant to the Participant’s Employer more than thirty (30) days after the occurrence of the event that the Participant alleges is Good Reason for the Participant’s Termination hereunder.  In order for a Termination to be for Good Reason, the Employer must fail to remedy the alleged grounds for resignation within the cure period, and the Participant must actually terminate employment with the Employer within ninety (90) days after the expiration of the cure period; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words of like import), “good reason” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “good reason” only applies on occurrence of a Change in Control, such definition of “good reason” shall not apply until a Change in Control actually takes place and then only with regard to a termination thereafter.

2.20“LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Operating Agreement of Blue Mountain Midstream LLC, dated as of the date hereof, as amended from time to time.

2.21“Option” means any option to purchase Units granted to Eligible Individuals granted pursuant to Article VI.

2.22“Other Cash-Based Award” means an Award granted pursuant to Section 9.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.23“Other Unit-Based Award” means an Award under Article IX of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Units, including, without limitation, an Award valued by reference to an Affiliate.

2.24“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.25“Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.26“Performance Award” means an Award granted to a Participant pursuant to Article VIII hereof contingent upon achieving certain Performance Goals.

2.27“Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more performance goals including, but not limited to, those set forth in Exhibit A hereto.

2.28“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.29“Plan” means this Blue Mountain Midstream LLC 2018 Omnibus Incentive Plan, as amended from time to time.

2.30“Proceeding” has the meaning set forth in Section 14.8.

2.31“Registration Date” means the date on which (a) the Company sells its Units in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or (b) the Units are listed for trade on a national securities exchange.

2.32“Reorganization” has the meaning set forth in Section 4.2(b)(ii).

2.33“Restricted Units” means an Award of Units under the Plan that is subject to restrictions under Article VII.

2.34“Restriction Period” has the meaning set forth in Section 7.3(a) with respect to Restricted Units.

2.35“Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.36“Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.37“Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.38“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.39“Termination” means a Termination of Consultancy or Termination of Employment, as applicable.

2.40“Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or any of its Affiliates; or (b) when an entity (other than the Company) which is retaining a Participant as a Consultant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant or an Eligible Employee.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.41“Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and all of its Affiliates; or (b) when an entity (other than the Company) which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Consultant.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.42“Transfer” means:  (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

2.43“Unit Reserve” has the meaning set forth in Section 4.1(a).

2.44“Units” means the Class B Units of the Company.

Article III
ADMINISTRATION

3.1The Committee.  The Plan shall be administered and interpreted by the Committee.  To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable.  If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2Grants of Awards.  The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Options; (ii) Restricted Units, (iii) Performance Awards; (iv) Other Unit-Based Awards; and (v) Other Cash-Based Awards.  In particular, the Committee shall have the authority:

(a)to select the Eligible Individuals to whom Awards may from time to time be granted hereunder, subject, for the avoidance of doubt, to the limitations set forth in Section 4.1;

(b)to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals, subject, for the avoidance of doubt, to the limitations set forth in Section 4.1;

(c)to determine the number of Units to be covered by each Award granted hereunder;

(d)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Units relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)to determine the amount of cash to be covered by each Award granted hereunder;

(f)to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)to determine whether and under what circumstances an Option may be settled in cash, Units and/or Restricted Units under Section 6.3(d);

(h)to impose a “blackout” period during which Options may not be exercised;

(i)to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Units acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(j)to modify, extend or renew an Award, subject to Article XII and Section 6.3(k), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant; and

(k)solely to the extent permitted by applicable law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

For the sake of clarity and to the extent permitted by applicable law, the Board or the Committee may delegate to an officer of the Company the authority to make Awards hereunder.

3.3Guidelines.  Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any Participant without the Participant’s consent.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4Decisions Final.  Any decision, interpretation or other action made or taken in good faith under the Plan, by or at the direction of the Company, the Board or the Committee (or any of its members), shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5Designation of Consultants/Liability.

(a)The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated or granted authority pursuant to sub‑section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or employee of the Company or its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

Article IV
UNIT LIMITATION

4.1Units.  (a)  The aggregate number of Units that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 32,500 Units (subject to any increase or decrease pursuant to Section 4.2) (the “Unit Reserve”), all of which may be either authorized and unissued Units or Units held in or acquired for the treasury of the Company or both.

(b)If any Option or Other Unit-Based Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Units underlying any unexercised Award shall again be available for the purpose of Awards under the Plan. If any Restricted Units, Performance Awards or Other Unit-Based Awards denominated in Units awarded under the Plan to a Participant are forfeited for any reason, the number of forfeited Restricted Units, Performance Awards or Other Unit-Based Awards denominated in Units shall again be available for purposes of Awards under the Plan.  Any Award under the Plan settled in cash shall not be counted against the foregoing maximum Unit limitations.

4.2Changes.

(a)The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the unitholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference units ahead of or affecting the Units, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)Subject to the provisions of Section 10.1:

(i)If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Units into a greater number of Units, or combines (by reverse split, combination or otherwise) its outstanding Units into a lesser number of Units, then the respective exercise prices for outstanding Awards that provide for a Participant elected exercise and the number of Units covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)Excepting transactions covered by Section 4.2(b)(i), if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Units are converted into the right to receive (or the holders of Units are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity (each, a “Reorganization”), then, subject to the provisions of Section 10.1, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii), including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall equitably adjust all outstanding Awards and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns.  Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable.  Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

(v)Fractional Units resulting from any adjustment in Awards pursuant to Section 4.2(a) or this Section 4.2(b) shall be aggregated until, and eliminated at, the time of exercise or payment by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be required with respect to fractional Units eliminated by rounding.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Units are issued under the Plan, such Units shall not be issued for a consideration that is less than as permitted under applicable law.

Article V
ELIGIBILITY

5.1General Eligibility.  All current and prospective Eligible Individuals are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion, subject to the terms of the Plan, including, without limitation, Section 4.1.

5.2General Requirement.  The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee or Consultant, respectively.

5.3Company Repurchase Right.  The Units acquired pursuant to an Award shall be subject to the repurchase rights set forth in the LLC Agreement.

Article VI
OPTIONS

6.1General.  Options may be granted alone or in addition to other Awards granted under the Plan.

6.2Grants.  The Committee shall have the authority to grant to any Eligible Individual one or more Options pursuant to an Award Agreement.

6.3Terms of Options.  Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable, including those set forth in an Award Agreement:

(a)Exercise Price.  The exercise price per Unit subject to an Option shall be determined by the Committee at the time of grant, provided that the per Unit exercise price of an Option shall not be less than 100% of the Fair Market Value of the Unit at the time of grant.

(b)Option Term.  The term of each Option shall be fixed by the Committee, provided that no Option shall be exercisable more than 10 years after the date the Option is granted.

(c)Exercisability.  Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.3, Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  If the Committee provides, in its discretion, that any Option is exercisable subject to certain limitations (including, without limitation, that such Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under Section 6.3(c), to the extent vested, Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company (or to its agent specifically designated for such purpose) specifying the number of Units to be purchased (which notice may be provided in an electronic form to the extent acceptable to the Committee and the Company).  Such notice shall be accompanied by payment in full of the purchase price as follows:  (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Units are traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company Units with an aggregate Fair Market Value equal to the purchase price; (iii) by having the Company withhold Units issuable upon exercise of the Option; or (iv) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, by payment in full or in part in the form of Units owned by the Participant, based on the Fair Market Value of the Units on the payment date as determined by the Committee).  No Units shall be issued until payment therefor, as provided herein, has been made or provided for.

(e)Non-Transferability of Options.  No Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that an Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.  An Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution; (ii) remains subject to the terms of the Plan and the applicable Award Agreement; and (iii) may be exercised by such Family Member.  Any Units acquired upon the exercise of an Option by a permissible transferee of an Option or a permissible transferee pursuant to a Transfer after the exercise of the Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)Termination by Death or Disability.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Options.

(g)Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(h)Voluntary Resignation.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.3(i)(y) hereof), all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(i)Termination for Cause.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (A) is for Cause or (B) is a voluntary Termination (as provided in Section 6.3(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j)Unvested Options.  Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)Form, Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, including those set forth in the following sentence, Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided, further, that such action does not subject the Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options or other Awards in substitution therefor (to the extent not theretofore exercised).  Notwithstanding the foregoing, except in connection with a corporate transaction involving the Company in accordance with Section 4.2 (including, without limitation, any unit dividend, unit split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Units), an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, unless such action is approved by the unitholders of the Company.

(l)Early Exercise.  The Committee may provide that an Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Option as to any part or all of the Units subject to the Option prior to the full vesting of the Option, and such Units shall be subject to the provisions of Article VII and be treated as Restricted Units, which will remain subject to the original vesting schedule applicable to the predecessor Option.  Unvested Units so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(m)Other Terms and Conditions.  The Committee may include a provision in an Award Agreement providing for the automatic exercise of an Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Option as of such date, with respect to which the Fair Market Value of the Units underlying the Option exceeds the exercise price of such Option on the date of expiration of such Option, subject to Section 14.4.  Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.   The recipient of an Option under this Article VI shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Units covered by the Option.  The Company will evidence each Participant’s ownership of Units issued upon exercise of an Option pursuant to a designated system, such as book entries by the transfer agent; if a unit certificate for such Units is issued, it will be substantially in the form set forth in Section 7.2(c).

Article VII
RESTRICTED UNITS

7.1Awards of Restricted Units.  Restricted Units may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Units shall be made, the number of Units to be awarded, the price (if any) to be paid by the Participant (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Units upon the attainment of specified performance targets (including, the Performance Goals) or such other factor(s) as the Committee may determine in its sole discretion.

7.2Awards and Certificates.  If required by the Award Agreement, Eligible Individuals selected to receive Restricted Units shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)Purchase Price.  The purchase price of Restricted Units shall be fixed by the Committee.  Subject to Section 4.3, the purchase price for the Restricted Units may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)Acceptance.  Awards of Restricted Units must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Unit Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)Legend.  The Company will evidence each Participant’s ownership of Restricted Units pursuant to a designated system, such as book entries by the transfer agent.  If a unit certificate for such Restricted Units is issued, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the Units represented hereby are subject to the terms and conditions (including forfeiture) of the Blue Mountain Midstream LLC (the “Company”) 2018 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________.  Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)Custody.  If unit certificates are issued in respect of Units, the Committee may require that any unit certificates evidencing such Units be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Units, the Participant shall have delivered a duly signed unit power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Units in the event that such Award is forfeited in whole or part or otherwise transferred to the Company.

7.3Restrictions and Conditions.  The Restricted Units awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)Restriction Period.  The Participant shall not be permitted to Transfer Restricted Units awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Unit Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Restricted Units.  Within these limits, based on service, attainment of Performance Goals and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Unit Award and/or waive the deferral limitations for all or any part of any Restricted Unit Award.

(b)Rights as a Unitholder.  Except as provided in Section 7.3(a) and this Section 7.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the Restricted Units, all of the rights of a holder of Units, including, without limitation, the right to receive dividends (the payment of which may be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, as determined in the Committee’s sole discretion), the right to vote such Units and, subject to and conditioned upon the full vesting of Restricted Units, the right to tender such Units.

(c)Termination.  Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Units still subject to restrictions will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Units, such earned Units (and to the extent ownership of such shares is evidenced by unit certificates, the unit certificates for such Units) shall be delivered to the Participant.  All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

Article VIII
PERFORMANCE AWARDS

8.1Performance Awards.  The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals.  If the Performance Award is payable in Restricted Units, such Units shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VII.  If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Units (based on the then current Fair Market Value of such Units), as determined by the Committee, in its sole and absolute discretion.  Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

8.2Terms and Conditions.  Performance Awards awarded pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)Earning of Performance Award.  At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the applicable Performance Goals are achieved and the percentage of each Performance Award that has been earned. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in account methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)Non-Transferability.  Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c)Dividends.  To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of Units covered by the Performance Award; provided that the Committee may, in its sole discretion, provide for either of the following at the time of grant: (i) dividends or dividend equivalents will be paid as accrued but will be subject to the same vesting terms and conditions as the underlying Performance Award; or (ii) payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, settlement of the underlying Performance Award.

(d)Payment.  Following the Committee’s determination in accordance with Section 8.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in Units or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.  Notwithstanding the foregoing, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(e)Termination.  Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(f)Accelerated Vesting.  Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

Article IX
OTHER UNIT-BASED AND CASH-BASED AWARDS

9.1Other Unit-Based Awards.  The Committee is authorized to grant to Eligible Individuals Other Unit‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Units, including but not limited to, Units awarded purely as a bonus and not subject to restrictions or conditions, Units in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, unit equivalents, restricted security units, and Awards valued by reference to book value of Units. Other Unit-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of Units to be awarded pursuant to such Awards, and all other conditions of the Awards.  The Committee may also provide for the grant of Units under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Units-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

9.2Terms and Conditions.  Other Unit-Based Awards made pursuant to this Article IX shall be subject to the following terms and conditions:

(a)Non-Transferability.  Subject to the applicable provisions of the Award Agreement and the Plan, Units subject to Awards made under this Article IX may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)Dividends; Dividend Equivalents.  To the extent determined by the Committee, Participants shall be entitled to receive an amount equal to the dividends paid on the number of Units covered by Awards made under this Article IX; provided that the Committee may, in its sole discretion, provide for either of the following at the time of grant: (i) dividends or dividend equivalents will be paid as accrued but will be subject to the same vesting terms and conditions as the underlying Award; or (ii) payment of dividends or dividend equivalents shall be deferred until, and conditioned upon, settlement of the underlying Award.

(c)Vesting.  Any Award under this Article IX and any Units covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d)Price.  Units issued on a bonus basis under this Article IX may be issued for no cash consideration.  Units purchased pursuant to a purchase right awarded under this Article IX shall be priced, as determined by the Committee in its sole discretion.

9.3Other Cash-Based Awards.  The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion.  Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion.  The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

Article X
CHANGE IN CONTROL PROVISIONS

10.1Benefits.  In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which Restricted Units or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Unit or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Units on such terms as determined by the Committee; provided that the Committee may decide to award additional Restricted Units or other Awards in lieu of any cash distribution.

(b)The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the Units covered by such Awards, over the aggregate exercise price of such Awards.  For purposes hereof, “Change in Control Price” shall mean the highest price per Unit paid in respect of the transaction that constitutes a Change in Control of the Company.

(c)The Committee may, in its sole discretion, terminate all outstanding and unexercised Options or any Other Unit-Based Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)The Committee may, in its sole discretion, make any other determination as to the treatment of Awards in connection with such Change in Control as the Committee may determine. Any escrow, holdback, earnout or similar provisions in the definitive agreement(s) relating to such transaction may apply to any payment to the holders of Awards to the same extent and in the same manner as such provisions apply to the holders of Units.

Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

10.2Change in Control.  Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, (ii) any company owned, directly or indirectly, by the unitholders of the Company in substantially the same proportions as their ownership of units of the Company, or (iii) any company owned directly or indirectly by the direct or indirect beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the units of the Company), becoming the beneficial owner (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 75% of the combined voting power of the Company’s then outstanding securities;

(b)consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect Subsidiary with any other corporation, in any case with respect to which the Company voting securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 25% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or

(c)the consummation of a sale of all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis) in one or a series of related transactions.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

Article XI

PRE-EMPTIVE RIGHTS

11.1This Article XI shall apply to each Participant who would qualify as an Eligible Purchaser (as defined in the LLC Agreement) if he or she held the Units underlying his or her

Award (each, a “Qualifying Participant”).  Prior to the Company issuing, other than through an Excluded Unit Issuance (as defined in the LLC Agreement), any units of the Company or options or other rights to acquire units of the Company, whether through exchange, conversion or otherwise, including pursuant to a commitment or subscription to acquire units of the Company over time pursuant to capital calls or otherwise (collectively, the “New Interests”) to a proposed purchaser (each, a “Proposed Purchaser”), each Qualifying Participant shall have the right to purchase the number of New Interests as provided in this Article XI.

11.2The Company shall give each Qualifying Participant at least fifteen (15) days’ prior notice (the “Pre-emptive Notice”) of any proposed issuance of New Interests to a Proposed Purchaser, which notice shall set forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Qualifying Participant the opportunity to purchase his or her Pre-Emptive Proportionate Share (which means, with respect to any Qualifying Participant, a fraction (expressed as a percentage), (i) the numerator of which equals the aggregate number of Units underlying such Qualifying Participant’s outstanding Awards (excluding any Units that have been issued to and are held by such Qualifying Participant, which are subject to, and have the preemptive rights set forth in, the LLC Agreement), and (ii) the denominator of which equals (A) the aggregate number of issued and outstanding Units held by all Eligible Purchasers and Qualifying Participants, plus (B) the aggregate number of Units underlying outstanding Awards held by all Qualifying Participants), which Pre-Emptive Proportionate Share shall be calculated as of the date of such Pre-emptive Notice, of the New Interests at the same price, on the same terms and conditions and at the same time as the New Interests are proposed to be issued by the Company.  If any Qualifying Participant wishes to exercise his or her pre-emptive rights, he or she must do so by delivering an irrevocable written notice to the Company within fifteen (15) days after delivery of the Pre-emptive Notice by the Company (the “Election Period”), which notice shall state the dollar amount of New Interests such Qualifying Participant (each, a “Requesting Participant”) would like to purchase up to a maximum amount equal to such Qualifying Participant’s Pre-Emptive Proportionate Share of the total offering amount, plus the additional dollar amount of New Interests such Requesting Participant would like to purchase in excess of his or her Pre-Emptive Proportionate Share (the “Over-Allotment Amount”), if any, if other Qualifying Participants and Eligible Purchasers do not elect to purchase their entire respective Pre-Emptive Proportionate Shares of the New Interests.  The rights of each Requesting Participant to purchase a dollar amount of New Interests in excess of each such Requesting Participant’s Pre-Emptive Proportionate Share of the New Interests shall be based on the relative Pre-Emptive Proportionate Shares of the New Interests of those Requesting Participants desiring Over-Allotment Amounts.

11.3If not all of the New Interests are subscribed for by the Eligible Purchasers and the Qualifying Participants, the Company shall have the right, but shall not be required, to issue and sell the unsubscribed portion of the New Interests to the Proposed Purchaser at any time during the ninety (90) days following the termination of the Election Period pursuant to the terms and conditions set forth in the Pre-emptive Notice.  The Board may, in its reasonable discretion, impose other reasonable and customary terms and procedures, such as setting a closing date, rounding the number of units covered by this Article XI to the nearest whole unit and requiring customary closing deliveries in connection with any pre-emptive rights offering.  In the event any Qualifying Participant refuses to purchase offered New Interests for which he or she subscribed pursuant to the exercise of pre-emptive rights granted to him or her under this Article

XI, in addition to any other rights the Company may be permitted to enforce at law or in equity, such Qualifying Participant and any permitted transferee of such Qualifying Participant shall not be considered a Qualifying Participant for any future rights granted under this Article XI, unless the Board expressly designates such Participant as a Qualifying Participant (which the Board, in its sole discretion, may do on an offer-by-offer basis or not at all).

11.4Notwithstanding anything to the contrary in the Plan or the LLC Agreement, with Requisite Investor Approval (as defined in the LLC Agreement), the Company may, in order to expedite the issuance of the New Interests, issue all or a portion of such New Interests to any Proposed Purchaser approved by the Board without complying with the foregoing provisions of this Article XI; provided, however, that prior to such issuance, either (i) such Proposed Purchaser agrees to offer to sell to each Qualifying Participant such Qualifying Participant’s respective Pre-Emptive Proportionate Share of such New Interests (before giving effect to the issuance of New Interests pursuant to this Section 11.4) on the same terms and conditions as issued to such Proposed Purchaser (other than the date any such Qualifying Participant may acquire such New Interests) in a manner which provides each such Qualifying Participant with rights substantially similar to the rights set forth in the foregoing provisions of this Article XI, or (ii) the Company shall agree to offer to sell an amount of New Interests to each such Qualifying Participant in an amount equal to such Qualifying Participant’s respective Pre-Emptive Proportionate Share of such New Interests and in a manner which otherwise provides each such Qualifying Participant with rights substantially similar to the rights set forth in Section 11.2.  Any such Proposed Purchaser or the Company, as applicable, shall offer, in writing, to sell such New Interests to each Qualifying Participant within forty-five (45) calendar days of the issuance of such New Interests to such Proposed Purchaser, and each Qualifying Participant will have fifteen (15) days after delivery of such a written offer to such Qualifying Participant to deliver an irrevocable written notice to such Proposed Purchaser or the Company, as applicable, which notice shall state the amount of such New Interests that such Qualifying Participant would like to purchase up to the maximum dollar amount equal to such Qualifying Participant’s Pre-Emptive Proportionate Share of the total offering amount, plus any desired Over-Allotment Amount, if other Qualifying Participants do not elect to purchase their full Pre-Emptive Proportionate Shares of the New Interests.  The rights of each Proposed Purchaser to purchase Over-Allotment Amounts shall be allocated in the same manner as described in Section 11.2.

11.5Notwithstanding anything to the contrary in the Plan or the LLC Agreement, at any time after the six (6)-month anniversary of the delivery of the Pre-emptive Notice with respect to each proposed issuance of New Interests pursuant to this Article XI, the Board, with Requisite Investor Approval, shall be entitled to waive, on behalf of each Qualifying Participant, each former Qualifying Participant and each of their respective Affiliates, successors and assigns and the members, partners, stockholders, directors, managers, officers, liquidators and employees of each of the foregoing (collectively, the “Qualifying Participant Persons”), any and all claims such Qualifying Participant Persons have, had, may have, or may have had with respect to any non-compliance with or violation of this Article XI by any “person” with respect to such proposed issuance of New Interests (whether or not any units of the Company were issued or sold pursuant to this Article XI), other than any such claim that has been made in writing and delivered to the Company prior to the expiration of such six (6)-month anniversary.

Article XII
TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that the rights of a Participant, with respect to all Awards granted prior to such amendment, suspension or termination, may not be impaired in any way without the express written consent of such Participant; and provided, further, the Company shall not be permitted to amend the LLC Agreement in a manner that adversely and disproportionately affects the Units underlying Awards hereunder, without the prior written consent of the Participants in the Plan holding Awards represents a majority of the Units underlying Awards then outstanding.  Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent only to comply with applicable law, including Section 409A of the Code.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, except as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder in any way without the holder’s express written consent.

Article XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

Article XIV
GENERAL PROVISIONS

14.1Legend.  The Committee may require each person receiving Units pursuant to an Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Units without a view to distribution thereof.  In addition to any legend required by the Plan, the certificates for such Units (if any) may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.  All certificates for Units (to the extent such Units are certificated) delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Units are then listed or any national securities exchange system or over-the-counter market upon whose system the Units are then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to unitholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3No Right to Employment/Consultancy.  Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee or Consultant any right with respect to continuance of employment or consultancy by the Company or any Affiliate, nor shall the Plan nor the grant of any Option or other Award hereunder limit in any way the right of the Company or any Affiliate by which an employee is employed or a Consultant is retained to terminate such employment or consultancy at any time.

14.4Withholding of Taxes.  As a condition to the settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements reasonably satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its good faith discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award.  Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such Units.

14.5No Assignment of Benefits.  No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6Listing and Other Conditions.

(a)Unless otherwise determined by the Committee, as long as the Units are listed on a national securities exchange, system sponsored by a national securities association or recognized over-the-counter market, the issuance of Units pursuant to an Award shall be conditioned upon such Units being listed on such exchange, system or market.  The Company shall have no obligation to issue such Units unless and until such Units are so listed, and the right to exercise any Option or other Award with respect to such Units shall be suspended until such listing has been effected.

(b)If at any time counsel to the Company shall be of the opinion that any sale or delivery of Units pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Units or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Units available before such suspension and as to Units which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7Governing Law.  The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Texas (regardless of the law that might otherwise govern under applicable Texas principles of conflict of laws).

14.8Jurisdiction; Waiver of Jury Trial.  Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Texas or the United States District Court for the Southern District of Texas and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Texas, the court of the United States of America for the Southern District of Texas, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that Tax claims in respect of any such Proceeding shall be heard and determined in such Texas State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Texas.

14.9Construction.  Wherever any words are used in the Plan or an Award Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.10Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its

Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.11Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Units pursuant to Awards hereunder.

14.12No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.13Death/Disability.  The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the applicable Award Agreement.

14.14Section 16(b) of the Exchange Act.  All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving Units are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.15Section 409A of the Code.  The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.  The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.  Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.16Successors and Assigns.  The Plan and any applicable Award Agreement(s) shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.17Severability of Provisions.  If any provision of the Plan or any Award Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan and/or Award Agreement shall be construed and enforced as if such provisions had not been included.

14.18Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their officers, directors/managers, employees, agents and representatives with respect thereto.

14.19Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.20Company Recoupment of Awards.  A Participant’s rights with respect to any Award hereunder shall in all events be subject to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

Article XV
EFFECTIVE DATE OF PLAN

The Plan shall become effective upon its adoption by the Board.

Article XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of unitholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

Article XVII
NAME OF PLAN

The Plan shall be known as the “Blue Mountain Midstream LLC 2018 Omnibus Incentive Plan.”